SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Good Harbor Partners Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51693	20-3303304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Wilson Avenue Suite 1000 Arlington, VA	22201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 812-9199

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a Special Meeting of Shareholders held on January 31, 2008, the shareholders of Good Harbor Partners Acquisition Corp. (“Good Harbor”) adopted an amendment to Good Harbor’s certificate of incorporation and subsequently adopted an amended and restated certificate of incorporation, as described in Good Harbor’s definitive proxy statement dated January 11, 2008. A copy of the amendment to the certificate of incorporation and a copy of the amended and restated certificate of incorporation are furnished herewith as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 8.01.	Other Events.

On January 31, 2008, Good Harbor issued a press release announcing the results of its Special Meeting of Shareholders, which took place on January 31, 2008. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to Certificate of Incorporation of Good Harbor Partners Acquisition Corp.

3.2	Amended and Restated Certificate of Incorporation of Good Harbor Partners Acquisition Corp.

99.1	Press Release dated January 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2008	GOOD HARBOR PARTNERS ACQUISITION CORP.

	By:	/s/ Ralph S. Sheridan
Ralph S. Sheridan
Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Certificate of Incorporation of Good Harbor Partners Acquisition Corp.

3.2	Amended and Restated Certificate of Incorporation of Good Harbor Partners Acquisition Corp.

99.1	Press Release dated January 31, 2008